                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                          AMERICAN CLASSIC VOYAGES CO.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No Fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

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-------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

                          AMERICAN CLASSIC VOYAGES CO.

                           TWO NORTH RIVERSIDE PLAZA
                                   SUITE 200
                            CHICAGO, ILLINOIS 60606
                                 (312) 258-1890
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                ON JUNE 3, 1998
                            ------------------------

TO: The Stockholders of American Classic Voyages Co.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of American Classic Voyages Co. (the "Company") will be held at One North Franklin Street, Third Floor, Chicago, Illinois 60606, on Wednesday, June 3, 1998 at 10:00 A.M., Central Daylight Time, for the following purposes:

     1. To elect eight (8) Directors to serve one-year terms, commencing immediately upon their election, or until their respective successors are duly elected and qualified; and

     2. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

     The Board of Directors has fixed the close of business on April 3, 1998, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. You are cordially invited to attend the meeting. Whether you plan to attend the meeting or not, we respectfully request that you fill in, date, sign and return the enclosed proxy at your earliest convenience in the enclosed return envelope.

                                          By Order of the Board of Directors

                                          LOGO
                                          Jordan B. Allen
                                          Executive Vice President, General
                                          Counsel and Secretary

April 29, 1998
                            ------------------------

                                   IMPORTANT:

     PLEASE FILL IN, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE POSTPAID ENVELOPE PROVIDED TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING YOU MAY VOTE IN PERSON EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

                          AMERICAN CLASSIC VOYAGES CO.

                           TWO NORTH RIVERSIDE PLAZA
                                   SUITE 200
                            CHICAGO, ILLINOIS 60606
                                 (312) 258-1890
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                                  INTRODUCTION

     This Proxy Statement is being mailed or otherwise furnished to stockholders of American Classic Voyages Co., a Delaware corporation (the "Company"), on or about April 29, 1998, in connection with the solicitation of proxies by the Board of Directors of the Company of proxies to be voted at the annual meeting of stockholders of the Company (the "Annual Meeting") to be held at One North Franklin Street, Third Floor, Chicago, Illinois 60606 at 10:00 A.M., Central Daylight Time, on Wednesday, June 3, 1998, and at any adjournment(s) thereof. Stockholders who, after reading this Proxy Statement, have any questions should contact Jordan B. Allen, Executive Vice President, General Counsel and Secretary of the Company, in Chicago, Illinois at (312) 258-1890.

                 MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

     At the Annual Meeting, stockholders of the Company will consider and vote upon:

          (i) the election of eight (8) Directors of the Company who will serve one-year terms commencing immediately upon their election, or until their respective successors are duly elected and qualified; and

          (ii) such other business as may properly come before the meeting or any adjournment(s) thereof.
                            ------------------------

     The date of this Proxy Statement is April 29, 1998.

                               PROXY SOLICITATION

     The enclosed proxy is solicited by the Board of Directors of the Company. The cost of this proxy solicitation is anticipated to be nominal and will be borne by the Company, including charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of the Company's common stock. The solicitation generally will be effected by mail and such cost will include the cost of preparing and mailing these proxy materials. In addition to the use of the mails, proxies also may be solicited by personal interview, telephone, telecopy, or other similar means. Although solicitation will be made primarily through the use of the mail, officers, Directors or employees of the Company may solicit proxies personally or by the above-described means without additional remuneration for such activity.

                                 ANNUAL REPORTS

     Stockholders are concurrently being furnished with a copy of the Company's Annual Report for 1997 which contains the Company's audited financial statements at December 31, 1997. Additional copies of the Annual Report and of the Company's Annual Report on Form 10-K for the year ended December 31, 1997 as filed with the Securities and Exchange Commission (the "SEC") may be obtained by any stockholder by contacting Karen Brown, Investor Relations Coordinator of the Company, at Two North Riverside Plaza, Chicago, Illinois 60606, (312) 258-1890, and such copies will be furnished promptly at no additional expense.

                         VOTING SECURITIES AND PROXIES

     Only stockholders of record at the close of business on April 3, 1998 (the "Record Date"), have the right to receive notice of and to vote at the Annual Meeting and any adjournment(s) thereof. As of the Record Date, 14,063,451 shares of the Company's common stock, $.01 par value ("Common Stock"), were issued and outstanding. Each share outstanding on the Record Date entitles the holder thereof to one vote upon each matter to be voted upon at the Annual Meeting. The holders of a majority of the Company's issued and outstanding Common Stock, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. If, however, a quorum is not present or represented at the Annual Meeting, the stockholders entitled to vote at the Annual Meeting, whether present in person or represented by proxy, shall only have the power to adjourn the Annual Meeting until such time as a quorum is present or represented. At such time as a quorum is present or represented by proxy, the Annual Meeting will reconvene without notice to stockholders, other than an announcement at the prior adjournment of the Annual Meeting, unless the adjournment is for more than thirty (30) days or a new record date has been set. Two stockholders of the Company, each of which is a wholly owned subsidiary of Equity Group Investments, Inc. ("Equity"), a company indirectly controlled by Samuel Zell and Ann Lurie, can direct the vote of approximately 51.8% of the outstanding shares of Common Stock. See "Security Ownership of Certain Beneficial Owners" for more information about Equity and certain of its affiliates.

     If a proxy in the form enclosed is duly executed and returned, the shares of Common Stock represented thereby will be voted in accordance with the specifications made thereon by the stockholder. If no such specifications are made, such proxy will be voted: (i) for election of the Management Nominees (as hereinafter defined) for Directors; and (ii) at the discretion of Proxy Agents (as hereinafter defined) with respect to such other business as may properly come before the Annual Meeting or any adjournment(s) thereof. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the election of Directors. A proxy is revocable prior to its exercise by either a subsequently dated, properly executed proxy appointment or by a stockholder giving notice of revocation to the Company in writing. The mere presence at the Annual Meeting of a stockholder who appointed a proxy does not itself revoke the appointment.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

VOTING AND THE MANAGEMENT NOMINEES

     At the Annual Meeting, eight (8) Directors will be elected to serve one-year terms commencing immediately upon their election and will hold office until the next Annual Meeting or until their respective successors are duly elected and qualified. Management's nominees for the eight (8) Director positions to be filled by vote at the Annual Meeting are (the "Management Nominees"):

             Philip C. Calian
              Arthur A. Greenberg
              Jerry R. Jacob
              Emanuel L. Rouvelas
              Mark Slezak
              Joseph P. Sullivan
              Jeffrey N. Watanabe
              Samuel Zell

     All of the Management Nominees are currently serving as Directors of the Company except Messrs. Watanabe, Rouvelas and Slezak. For information regarding the Management Nominees, see "Directors and Executive Officers of the Company" in this section. According to the Company's By-laws, as amended, the number of Directors of the Company shall be not less than two (2) and not more than thirteen (13). By resolution, on March 18, 1998, the Board of Directors determined that the number of Directors shall be eight (8).

     At the Annual Meeting, if a quorum is present, the vote by holders of a majority of the Company's Common Stock present in person or represented by proxy shall elect the Directors. It is the present intention of Samuel Zell and Philip
C. Calian, who will serve as the Company's proxy agents at the Annual Meeting (the "Proxy Agents"), to vote the proxies which have been duly executed, dated and delivered and which have not been revoked in accordance with the instructions set forth thereon or if no instruction had been given or indicated to elect the Management Nominees as Directors. The Board of Directors does not believe that any of the Management Nominees will be unwilling or unable to serve as a Director. However, if prior to the election of Directors any of the Management Nominees becomes unavailable or unable to serve, the Board of Directors reserves the right to name a substitute nominee or nominees and the Proxy Agents expect to vote the proxies for the election of such substituted nominee(s).

                      RECOMMENDATION OF BOARD OF DIRECTORS
                    WITH RESPECT TO THE MANAGEMENT NOMINEES:

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE MANAGEMENT NOMINEES. IF A CHOICE IS SPECIFIED ON THE PROXY BY A STOCKHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED "FOR" THE MANAGEMENT NOMINEES.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

     The following table sets forth the name, age, position and offices with the Company, present principal occupation or employment and material occupations and employment for the past five (5) years of each person who has been nominated for election as a Director or is presently an executive officer of the Company.

                                                  PRINCIPAL POSITIONS WITH THE COMPANY;
                                                  PRINCIPAL OCCUPATION OR EMPLOYMENT AND
             NAME                AGE                   FIVE-YEAR EMPLOYMENT HISTORY
             ----                ---              --------------------------------------
Philip C. Calian...............  35    Director, President and Chief Executive Officer of the
                                       Company since February 1995; Executive Vice President and
                                       Chief Operating Officer of the Company from December 1994
                                       until February 1995; Director, Chairman of the Board and
                                       Chief Executive Officer of The Delta Queen Steamboat Co.
                                       ("Delta Queen") and Great Hawaiian Cruise Line, Inc., the
                                       Company's primary operating subsidiary for American Hawaii
                                       Cruises, ("American Hawaii") since February 1995; Chairman of the Board of CFI Industries, Inc. ("CFI") from March 1995 until August 1996; Co-Chairman and Chief Executive Officer of CFI from September 1994 until March 1995; Acting
                                       President and Chief Executive Officer of CFI from January
                                       1994 until September 1994; Vice President, Chief Financial
                                       Officer and Treasurer of CFI from September 1993 until
                                       September 1994; and Director of Mergers and Acquisitions of
                                       Great American Management and Investment, Inc. from May 1990 until December 1994.

                                                  PRINCIPAL POSITIONS WITH THE COMPANY;
                                                  PRINCIPAL OCCUPATION OR EMPLOYMENT AND
             NAME                AGE                   FIVE-YEAR EMPLOYMENT HISTORY
             ----                ---              --------------------------------------
Arthur A. Greenberg............  57    Director of the Company since 1982; Vice President and
                                       Assistant Treasurer of the Company from January 1990 until
                                       June 1995; Director of Delta Queen and American Hawaii since
                                       August 1993; Vice President and Assistant Treasurer of Delta
                                       Queen and American Hawaii from August 1993 until June 1995;
                                       Senior Vice President of American Hawaii from June 1993
                                       until August 1993; principal of Arthur A. Greenberg, C.P.A.
                                       and Senior Tax Advisor of Equity since 1997; President of
                                       the accounting firm of Greenberg & Pociask, Ltd. from 1971 until 1997; and Executive Vice President of Equity from 1986 through 1996.
Jerry R. Jacob.................  64    Director of the Company since 1991 and a private investor;
                                       Chairman of the Board of Midway Airlines Corporation from
                                       August 1994 until February 1997; Vice President of American
                                       Airlines, Inc. from 1974 to June 1993; and Director of
                                       Syratech Corp.
Emanuel L. Rouvelas............  53    Management Nominee for Director of the Company; senior
                                       partner of Preston Gates Ellis & Rouvelas Meeds in
                                       Washington, D.C. since 1974; Vice Chairman and Trustee of
                                       the American College of Greece; and Director of OMI Corp.
Mark Slezak....................  39    Management Nominee for Director of the Company; Director,
                                       Chief Financial Officer and Treasurer of Lurie Investments,
                                       Inc., a private investment management company, since March
                                       1995; Senior Vice President of Equity from January 1991
                                       until January 1997; Treasurer of Equity from January 1990
                                       until January 1996; and Director of Equity.
Joseph P. Sullivan.............  65    Director of the Company since July 1997; Director and
                                       Chairman of the Executive Committee of IMC Global, Inc.
                                       since March 1996; Chairman of the Board of The Vigoro
                                       Corporation from May 1991 until March 1996; Chief Executive
                                       Officer of The Vigoro Corporation from May 1991 until
                                       September 1994; and Director of Mycogen, Inc. since February
                                       1998.
Jeffrey N. Watanabe............  55    Management Nominee for Director of the Company; partner and principal of Watanabe, Ing & Kawashima since 1971; and
                                       Director of American Savings Bank, Grace Pacific
                                       Corporation, Hawaiian Electric Industries, Inc., First
                                       Insurance Company of Hawaii, Ltd., and The Children's
                                       Television Workshop.
Samuel Zell....................  56    Chairman of the Board of the Company since August 1993;
                                       Director of the Company since 1980; previously Chairman of the Board of the Company from 1984 through 1988; Chairman of the Board of Equity, Anixter International Inc. ("Anixter"),
                                       Jacor Communications, Inc. ("Jacor") and Manufactured Home
                                       Communities, Inc.; Chairman of the Board of Trustees of
                                       Capital Trust, Equity Office Properties Trust ("EOPT") and
                                       Equity Residential Properties Trust ("ERPT"); and Director
                                       of Chart House Enterprises, Inc., Fred Meyer, Inc., Ramco
                                       Energy plc and TeleTech Holdings, Inc. See "Security
                                       Ownership of Certain Beneficial Owners" for a discussion of
                                       Mr. Zell's relationship with Equity.

                                                  PRINCIPAL POSITIONS WITH THE COMPANY;
                                                  PRINCIPAL OCCUPATION OR EMPLOYMENT AND
             NAME                AGE                   FIVE-YEAR EMPLOYMENT HISTORY
             ----                ---              --------------------------------------
Jordan B. Allen................  35    Executive Vice President of the Company since January 1998;
                                       Senior Vice President of the Company from June 1995 until
                                       January 1998; Vice President of the Company from August 1993 until June 1995; General Counsel of the Company since August
                                       1993; Secretary of the Company since February 1997;
                                       Executive Vice President of Delta Queen and American Hawaii
                                       since January 1998; Senior Vice President of Delta Queen and
                                       American Hawaii from February 1997 until January 1998; Vice
                                       President of Delta Queen and American Hawaii from August
                                       1993 until January 1997; and a member of Rosenberg &
                                       Liebentritt, P.C. from September 1990 until December 1996.
James Nobles...................  50    Executive Vice President -- Honolulu Operations of American
                                       Hawaii since July 1995; and various positions with American
                                       Airlines, Inc. from 1969 through May 1995, including
                                       Managing Director -- Kennedy International Airport.
J. Scott Young.................  47    Executive Vice President -- Operations of the Company and
                                       President of Delta Queen and American Hawaii since April
                                       1998; Senior Vice President -- Operations of the Company
                                       from June 1996 until April 1998; Executive Vice President of
                                       Delta Queen from June 1992 until May 1994; Director of Delta
                                       Queen since May 1994; Executive Vice President of Delta
                                       Queen since August 1993; Chief Operating Officer of Delta
                                       Queen since June 1996; and Director, Executive Vice
                                       President and Chief Operating Officer of American Hawaii
                                       since June 1996.
Russell Varvel.................  53    Executive Vice President and General Sales Manager of Delta
                                       Queen and American Hawaii since June 1996; Senior Vice
                                       President -- Sales and Marketing of Delta Queen from June
                                       1995 through June 1996; and Senior Vice President and
                                       General Sales Manager of Delta Queen from January 1991
                                       through June 1995.
O. Ivy Wu......................  31    Chief Accounting Officer and Treasurer of the Company since
                                       September 1997; Assistant Treasurer of Delta Queen and
                                       American Hawaii since September 1997; Director -- Corporate
                                       Financial Planning of the Company from January 1997 to
                                       September 1997; Manager -- Financial Planning of the Company
                                       from May 1995 until January 1997; Manager -- Financial
                                       Analysis of Equity from January 1995 until May 1995; Senior
                                       Financial Analyst of Equity from February 1994 to January
                                       1995; and Senior Accountant of CNA Insurance Companies from
                                       January 1991 until February 1994.

BOARD COMMITTEES AND BOARD OF DIRECTOR AND COMMITTEE MEETINGS

     Two members of the Board of Directors resigned from the Board in 1997: Mr. Jon E. M. Jacoby resigned effective July 1997 and The Honorable Corinne C. "Lindy" Boggs resigned in October 1997. Mr. Sullivan was elected to the Board of Directors in July 1997. During 1997, the Company's Board of Directors held four meetings. All Directors, other than Mr. Jacoby, were present for at least 75% of the meetings of the Board and its committees they were eligible to attend. Mr. Jacoby was present for 50% of such meetings. Mrs. Ann Lurie and Mrs. Sheli Rosenberg have declined to stand for reelection to the Board of Directors in 1998.

     The Board of Directors has an Executive Committee which consisted of Messrs. Calian and Zell and Mrs. Rosenberg during 1997. The Executive Committee possesses and may exercise the full and complete authority of the Board of Directors in the management and business affairs of the Company during the intervals between the meetings of the Board of Directors. All action by the Executive Committee is reported to the Board of Directors at its next meeting and such actions are subject to revision and alteration by the Board of Directors, provided that no rights of third persons can be prejudicially affected by the subsequent action of the Board of Directors. Vacancies on the Executive Committee are filled by the Board of Directors. However, during the temporary absence of a member of the Executive Committee, due to illness or inability to attend a meeting for other cause, the remaining member(s) of the Executive Committee may appoint a member of the Board of Directors to act in the place, and with all the authority, of such absent member. For 1998, the Executive Committee will consist of Messrs. Calian and Zell, who will continue in office until the Committee is dissolved, terminated or reorganized, or such members are replaced. The Executive Committee did not hold any meetings in 1997.

     The Company has an Audit Committee which consists of Messrs. Jacob and Sullivan. Prior to resigning from the Board of Directors, Mr. Jacoby and Mrs. Boggs also served on the Audit Committee. The Audit Committee has the power to
(i) recommend to the Board of Directors the independent certified public accountants to be selected to serve the Company, (ii) review with the independent certified public accountants the planned scope and results of the annual audit, their reports and recommendations, (iii) review with the independent certified public accountants matters relating to the Company's system of internal controls, and (iv) review all transactions between the Company and related parties. The Audit Committee held two (2) meetings in 1997. For 1998, the Audit Committee will consist of Messrs. Jacob, Sullivan and Greenberg.

     The Company has a Compensation Committee which consisted of Mr. Jacob and Mrs. Lurie in 1997. The Compensation Committee exercises certain powers of the Board of Directors in connection with compensation matters, including incentive compensation and benefit plans. The Compensation Committee did not hold any meetings in 1997, but did approve various actions by unanimous written consents in lieu of a meeting. For 1998, the Compensation Committee will consist of Messrs. Jacob and Slezak.

                             EXECUTIVE COMPENSATION

GENERAL

     The following table sets forth all compensation awarded to, earned by, or paid to the Chief Executive Officer during 1997 and to those persons who were, at December 31, 1997, the other four most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                            LONG TERM
                                                                          COMPENSATION
                                                                             AWARDS
                                              ANNUAL COMPENSATION     ---------------------
                                             ---------------------    SECURITIES UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR    SALARY($)    BONUS($)     OPTIONS/SARS(#)(1)      COMPENSATION($)(2)
---------------------------          ----    ---------    --------    ---------------------    ------------------
Philip C. Calian                     1997     233,654           0                 0/0                6,400
  President and Chief                1996     200,000     129,050           202,180/0                8,250
  Executive Officer                  1995     201,446           0            70,000/0                5,895
R. Anthony McKinnon                  1997     272,423           0                 0/0                6,400
  Executive Vice President -         1996     209,530     166,400           120,000/0                9,000
  Operations; President of           1995     200,000           0           0/100,000                5,895
  American Hawaii and Delta
  Queen(3)
J. Scott Young                       1997     194,423           0                 0/0                6,400
  Executive Vice President           1996     167,077      46,817            75,000/0                7,500
  and Chief Operating Officer of     1995     140,000       9,450            0/45,000                5,895
  American Hawaii and Delta
  Queen(4)
Jordan B. Allen                      1997     176,181           0                 0/0                6,400
  Executive Vice President           1996     137,595      55,550            35,000/0                9,000
  and General Counsel                1995     114,583           0            30,000/0                4,583
Russell Varvel                       1997     174,519           0                 0/0                6,400
  Executive Vice President/          1996     156,682      46,081            60,000/0                7,500
  General Sales Manager of           1995     143,138       9,390            0/40,000                5,895
  American Hawaii and Delta Queen

---------------
(1) In December 1996, the Company terminated 100,000, 45,000 and 40,000 Options and Share Appreciation Rights ("SARs") previously granted to Messrs. McKinnon, Young and Varvel, respectively, and issued replacement options to recipients for the same number of underlying securities with vesting over the same period as the SARs.

(2) Reflects amounts paid under the Advantage Savings Retirement Plan, a plan qualified under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"), for both the discretionary profit sharing component and matching contribution.

(3) Mr. McKinnon resigned his positions with the Company and its subsidiaries in April 1998.

(4) Mr. Young was named President of American Hawaii and Delta Queen in April 1998.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                         VALUE OF UNEXERCISED
                                                                 NUMBER OF UNEXERCISED   IN-THE-MONEY OPTIONS
                                                                 OPTIONS AT FY-END(#)        AT FY-END($)
                                 SHARES ACQUIRED      VALUE          EXERCISABLE/            EXERCISABLE/
NAME                             ON EXERCISE(#)    REALIZED($)       UNEXERCISABLE          UNEXERCISABLE
----                             ---------------   -----------   ---------------------   --------------------
Philip C. Calian...............           0                0        293,846/23,334         2,285,483/152,954
R. Anthony McKinnon............      15,000          106,875         58,332/46,668           465,614/380,011
J. Scott Young.................           0                0         49,999/35,001           370,825/294,800
Jordan B. Allen................           0                0         59,166/13,334           426,719/94,306
Russell Varvel.................           0                0         39,999/26,668           299,574/222,511

                           COMPENSATION OF DIRECTORS

     Commencing in January 1997, the Company paid its non-employee members of the Board a certain number of stock units as an annual retainer. Each stock unit is convertible into one share of the Company's Common Stock at a time determined by each Director. For the first six (6) months of 1997, the Company granted stock units with a market value of $7,500 to each non-employee Director. As set forth in the Company's 1992 Stock Option Plan, as amended, on an annual basis commencing July 1, 1997, non-employee Directors have received and will receive stock units with a market value equal to $30,000, based on the average closing price of the Company's Common Stock for the five (5) trading days preceding the grant date. One-quarter (1/4) of such stock units vest on the first day of each calendar quarter.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     For the 1997 year, the members of the Compensation Committee of the Board of Directors were Mr. Jacob and Mrs. Lurie. During 1997, the following relationships existed:

     Mrs. Rosenberg was a director of the Company and a director and member of the Compensation Committees of Anixter and Jacor and Mr. Zell was an executive officer and director of Anixter and Jacor and an executive officer and director of the Company.

     Mrs. Rosenberg was a director of the Company and was a trustee and member of the Compensation Committees of ERPT, EOPT and Capital Trust and Mr. Zell was an executive officer and director of the Company and an executive officer and trustee of ERPT, EOPT and Capital Trust.

     Mr. Zell and Mmes. Lurie and Rosenberg also served as members of the Board of Directors of numerous non-public companies owned in whole or in part by Mr. Zell or his affiliates which did not have compensation committees, and in many cases the executive officers of those companies included Mr. Zell and/or Mrs. Rosenberg.

     Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including the Proxy Statement, in whole or in part, the Compensation Committee Report presented below and the Performance Graph following shall not be incorporated by reference into any such filings.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Company's Board of Directors is responsible for recommending to the Board of Directors the Company's compensation policy for executive officers. As a rule, the Company's policy is to pay base salaries and bonuses that are both competitive in the marketplace and which will attract and retain highly qualified personnel. In addition, through grants of stock options, the Company provides meaningful incentives intended to reward both individual and corporate performance as well as linking its executive officers' interests with those of the Company's stockholders. To the extent consistent with its compensation policy, it is the Company's intent to structure its compensation in a manner which will comply with the limitations imposed by the Omnibus Budget Reconciliation Act of 1993 regarding the deductibility of executive compensation under Section 162(m) of the Code.

ANNUAL COMPENSATION

     The Company has adopted a competitive salary and bonus structure for its executive officers based on a review of local and national peer group salary surveys. Base salaries for executive officers are reviewed annually and are designed to be competitive with other well-managed companies in the travel, leisure and entertainment industry, as adjusted by sales volume and profitability. This group includes, but is not limited to, the companies contained in the Peer Group Index selected by the Company for purposes of the Performance Graph set forth below. Annual increases are based, in part, on an executive officer's responsibilities, performance evaluations and expected future contributions. Factors considered in evaluating the performance of an executive officer include the achievement of pre-established quantitative goals that are specific to an individual's and the Company's performance.

     Incentive compensation, in the form of annual bonuses, is closely tied to the Company's performance, provided that certain overall corporate goals are met. This form of compensation, available to the Company's managers, including its executive officers, is set in a manner that is intended to encourage continued profitability and to enhance stockholder value. The Company has two bonus plans, the Performance Management Objectives ("PMO") Bonus Plan and the Executive Bonus Plan, which are available to employees based on their position within the Company. Under the Company's bonus plans, each participant receives an annual review to determine what, if any, bonus should be paid, and awards are based on the Company's performance during the year as compared to budgeted operating income approved by the Board. For 1997, the Company did not achieve stated financial objectives to qualify executive officers for bonus payments and, accordingly, no bonus payments were made to executive officers for the year.

LONG-TERM COMPENSATION

     The Compensation Committee believes that whereas bonus programs provide rewards for positive short-term individual and corporate performance, the interests of stockholders are best served by giving executive officers the opportunity to participate in the appreciation of the Company's stock through the granting of stock options. The Compensation Committee believes that over an extended period of time, stock performance will, to a meaningful extent, reflect individual performance, and that such arrangements further reinforce management goals and incentives to achieve stockholder objectives. Under the Company's 1992 Stock Option Plan, the Compensation Committee determines those officers to whom, and the time or times at which, stock options will be awarded as well as the number of shares. The number of shares granted to an individual is based upon established guidelines relating to the recipient's position, salary and the Company's stock price. During 1997, the Company did not grant any stock options to named executive officers.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The Compensation Committee believes that the compensation of the Company's Chief Executive Officer should be both competitive and based on Company performance. In 1997, Mr. Calian was paid a salary of $233,654. It has been the Company's desire to establish a long-term, incentive-based compensation arrangement with Mr. Calian and Mr. Calian's desire to receive a significant portion of his compensation in the form of stock option grants. Accordingly, in 1996, the Company granted to Mr. Calian options to purchase 202,180 shares and, in 1998, the Company granted to Mr. Calian additional options vesting over five
(5) years, subject to certain acceleration provisions based on appreciation of the Company's Common Stock price. Such grants were made at the market price for the Common Stock on the date of the grant. The Compensation Committee believes that Mr. Calian's salary and bonus are less than those of Chief Executive Officers at companies of similar size in the travel industry, but that given the stock option grants, Mr. Calian's total compensation package is on market terms.

                                          Respectively submitted,

                                          Jerry R. Jacob
                                          Ann Lurie

                               PERFORMANCE GRAPH

     Below is a graph comparing total stockholder return on the Company's Common Stock, from December 31, 1992 through 1997, with a peer group comprised of 19 entertainment and leisure companies and a published industry index, the S&P 500, as required by the rules of the SEC.

                    COMPARISON OF CUMULATIVE TOTAL RETURN
       ASSUMES INITIAL INVESTMENT OF $100 AND REINVESTMENT OF DIVIDENDS

                                                                                                  PEERS +
                                           AMERICAN                             PEER               YOUR
        Measurement Period                  CLASSIC                             GROUP             COMPANY
      (Fiscal Year Covered)                   ($)           S&P 500 ($)         ONLY ($)            ($)
December 1992                                 100.00            100.00            100.00            100.00
1993                                          132.45            110.08            114.37            114.43
1994                                          103.96            111.53            115.48            115.42
1995                                           84.46            153.45            139.84            139.62
1996                                          101.93            188.68            146.23            146.04
1997                                          140.76            251.63            196.38            196.15

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the rules of the SEC, the Company is required to report, based on its review of reports to the SEC, about transactions in its Common Stock furnished to the Company and written representations of its Directors, officers and 10% stockholders that: (i) EGI Holdings, Inc. and EGIL Investments, Inc. filed Forms 3 for a reporting event on November 5, 1997 late on December 10, 1997; (ii) Mr. Greenberg filed a Form 4 for June 1997 late on July 14, 1997 which reported one transaction; and (iii) Mr. Jacoby, a former Director, filed two Form 4's late which reported five transactions.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of April 3, 1998, except as noted, certain information with respect to each person or entity who is known by the management of the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock:

                  NAME AND ADDRESS OF                                  AMOUNT AND NATURE OF      PERCENT
                    BENEFICIAL OWNER                                  BENEFICIAL OWNERSHIP(1)    OF CLASS
                  -------------------                                 -----------------------    --------
Samuel Zell, Ann Lurie and Entities
Controlled by Samuel Zell and/or Ann Lurie:(2)(3)
  EGI Holdings, Inc. ................................... 3,641,873
  EGIL Investments, Inc. ............................... 3,641,874
  Samstock, L.L.C. .....................................    52,500
  Anda Partnership......................................    52,500
  Samuel Zell...........................................   123,500
  Ann Lurie.............................................    23,500           7,535,747            53.0%
Two N. Riverside Plaza
Chicago, IL 60606
Mellon Bank Corporation(4)........................................           1,077,600             7.7%
One Mellon Bank Center
Pittsburgh, PA 15258
Ryback Management Corporation(5)..................................             706,200             5.0%
7711 Carondelet Ave.
Box 16900
St. Louis, MO 63105

---------------
(1) The number of shares of the Company's Common Stock indicated as beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities.

(2) The referenced entities or individuals are each the beneficial owner of the shares of Common Stock shown next to their name. EGI Holdings, Inc. ("Holdings") and EGIL Investments, Inc. ("Investments") are both Illinois corporations and wholly owned by Equity Group Investments, Inc., an Illinois corporation ("Equity"). The stockholders of Equity are trusts created for the benefit of Samuel Zell and his family and Ann Lurie and her family. The trustees or co-trustees of the trusts are Sheli Z. Rosenberg, Arthur A. Greenberg, Ann Lurie and Mark Slezak. Samstock, L.L.C. is a Delaware limited liability company and wholly owned by SZ Investments, L.L.C., a Delaware limited liability company. The sole managing member of SZ Investments, L.L.C. is a corporation whose sole stockholder is a trust of which Mr. Zell is the trustee and beneficiary; the non-managing members are two partnerships whose partners are trusts created for the benefit of Mr. Zell of which Mrs. Rosenberg and Mr. Greenberg are the trustees. Anda Partnership is a Nevada general partnership whose partners are trusts created for the benefit of Mrs. Lurie and her family of which Mrs. Lurie and Mr. Slezak are co-trustees.

    The above chart includes 3,500 stock units beneficially owned by Mr. Zell which convert to 3,500 shares of Common Stock at a time determined by Mr. Zell at the time of the grant. The chart also includes options to purchase 120,000 shares of Common Stock beneficially owned by Mr. Zell which are currently exercisable or exercisable within 60 days of the date of this table.

    The above chart includes 3,500 stock units beneficially owned by Mrs. Lurie which convert to 3,500 shares of Common Stock at a time determined by Mrs. Lurie at the time of the grant. The chart also includes options to purchase 20,000 shares of Common Stock beneficially owned by Mrs. Lurie which are currently exercisable or exercisable within 60 days of this table.

    Mr. Zell disclaims beneficial ownership of 3,641,874 shares beneficially owned by the subsidiaries of Equity; 52,500 shares beneficially owned by Anda Partnership; 3,500 stock units beneficially owned by Mrs. Lurie; and options to purchase 20,000 shares beneficially owned by Mrs. Lurie. Mrs. Lurie disclaims beneficial ownership of 3,641,873 shares beneficially owned by the subsidiaries of Equity; 52,500 shares beneficially owned by Samstock, L.L.C.; 3,500 stock units beneficially owned by Mr. Zell; and options to purchase 120,000 shares beneficially owned by Mr. Zell.

(3) 2,000,000 of the shares owned by Holdings are held at two financial institutions as collateral for loans. Under the various loan agreements, the institutions cannot vote or exercise any ownership rights relating to the pledged shares unless there is an event of default.

(4) As of December 31, 1997, according to a Schedule 13G dated January 15, 1998 filed with the SEC by Mellon Bank Corporation ("Mellon"). The Common Stock reported herein is beneficially owned by Mellon and direct or indirect subsidiaries, including Mellon Bank, N.A., Mellon Capital Management Corporation and The Dreyfus Corporation, in their various fiduciary capacities.

(5) As of December 31, 1997, according to a Schedule 13G dated January 23, 1998 filed with the SEC by Ryback Management Corporation, a Michigan corporation ("Ryback"), a registered investment adviser. The Common Stock reported herein is beneficially owned by Lindner Growth Fund, a registered investment company and a separate series of the Lindner Investment Series Trust, and is held in a fiduciary capacity by Ryback and/or Lindner Investment Series Trust. The subject company has sole voting power and sole dispositive power for these shares.

                        SECURITY OWNERSHIP BY MANAGEMENT

     The following information is furnished as of April 3, 1998, with respect to the shares of the Company's Common Stock beneficially owned by each of the Directors, Management Nominees and executive officers named in the Summary Compensation Table and by all Directors and executive officers as a group. Information concerning the Directors and executive officers and their security holdings has been furnished by them to the Company.

                                                                   SHARES UPON
                    NAME OF                       SHARES OF        EXERCISE OF
               BENEFICIAL OWNER                  COMMON STOCK    STOCK OPTIONS(1)    TOTAL(2)     PERCENT
               ----------------                  ------------    ----------------    --------     -------
Jordan B. Allen................................          16           60,833            60,849      *
Philip C. Calian...............................      14,489          293,846           308,335      2.1%
Arthur A. Greenberg(3)(4)......................   7,409,747           40,645         7,450,392     52.8%
Jerry R. Jacob(3)..............................      13,583           25,645            39,228      *
Ann Lurie(3)(4)................................   7,339,747           20,000         7,359,747     52.2%
R. Anthony McKinnon............................          --           59,999            59,999      *
Emanuel L. Rouvelas............................      13,000               --            13,000      *
Sheli Z. Rosenberg(3)(4).......................   7,389,747           40,645         7,430,392     52.7%
Mark Slezak(4).................................   7,336,247               --         7,336,247     52.3%
Joseph P. Sullivan(5)..........................       2,900               --             2,900      *
Russell Varvel.................................         647           41,666            42,313      *
Jeffrey N. Watanabe(6).........................       1,000               --             1,000      *
J. Scott Young.................................         104           51,666            51,770      *
Samuel Zell(3)(4)..............................   7,339,747          120,000         7,459,747     52.6%
All Directors and Executive Officers as a
  Group(16 persons)............................   7,568,725          773,611         8,342,336     56.2%

---------------
* Less than 1%.

(1) Represents beneficial ownership of shares that may be acquired by the exercise of stock options which are currently exercisable or exercisable within 60 days of the date of this table.

(2) The amounts of the Company's Common Stock and stock options beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities.

(3) Includes 3,500 stock units which convert to Common Stock (on a 1-for-1 basis) at the time determined at the date of grant. Holders of such stock units do not vote the shares.

(4) Includes 3,641,873 shares beneficially owned by Holdings and 3,641,874 shares beneficially owned by Investments. For Messrs. Zell and Greenberg and Mrs. Rosenberg, includes 52,500 shares beneficially owned by Samstock, L.L.C. For Mr. Slezak and Mrs. Lurie, includes 52,500 shares beneficially owned by Anda Partnership. See footnote (2) to Security Ownership of Certain Beneficial Owners for further information and disclaimer of ownership.

(5) Includes 2,900 stock units which convert to Common Stock (on a 1-for-1 basis) at the time determined at the date of grant. Holders of such stock units do not vote the shares.

(6) Shares are beneficially owned by Mr. Watanabe through a self-directed pension plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Equity and its affiliates provided certain administrative support and advisory services for the Company, including, but not limited to, tax advisory and benefit services, for which the Company has been charged by Equity. In 1997, the Company paid approximately $498,000 for such services performed by Equity and its affiliates. Additionally, the Company and certain of its subsidiaries lease office space from a company affiliated with Equity at Two North Riverside Plaza, Chicago, Ill. 60606. The Company paid approximately $173,000 during 1997 for such office space. In 1997, the Company received approximately $23,000 from Equity Office Properties Trust, an affiliate of Equity, in rent for certain office space under a sublease arrangement commencing November 15. These arrangements with Equity and its affiliates were approved by a majority of the non-affiliated members of the Board of Directors and were conducted on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

     The Company paid approximately $189,300 during 1997 to the law firm Rosenberg & Liebentritt, P.C., of which Mrs. Rosenberg was a member until September 1997. This amount includes approximately $29,100 in salary and payroll expenses which the Company reimbursed at cost for a part-time paralegal. The Company paid approximately $348,300 for legal services to Preston Gates Ellis & Rouvelas Meeds ("Preston Gates") during 1997. Mr. Rouvelas, a Management Nominee, is a partner of Preston Gates. The Company paid approximately $75,500 for legal services to Watanabe, Ing & Kawashima ("WIK") during 1997. Mr. Watanabe, a Management Nominee, is a partner of WIK.

     On April 1, 1998, R. Anthony McKinnon resigned as Executive Vice President
- Operations of the Company and as a Director and President of Delta Queen and American Hawaii. The Company entered into a one (1) year Consulting Agreement with Mr. McKinnon for advisory services for $275,600 over the term. As of such date, Mr. McKinnon owed $120,000 on a loan made by the Company during 1995 for relocation-related and miscellaneous expenses. The loan bears interest at the prime rate plus 2% payable quarterly in arrears. The largest amount owed during the year and the balance at December 31, 1997 was $120,000 plus accrued interest. The loan is due and payable on January 1, 1999.

                            INDEPENDENT ACCOUNTANTS

     KPMG Peat Marwick, L.L.P. have been the principal auditors for the Company for the past year. Representatives of KPMG Peat Marwick, L.L.P. are expected to be present at the Annual Meeting, will be given an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

                STOCKHOLDERS' PROPOSALS FOR 1999 ANNUAL MEETING

     A proposal submitted by a stockholder for the 1999 Annual Meeting of the Company must be received by the Secretary of the Company, Two North Riverside Plaza, Suite 200, Chicago, Illinois 60606, by December 31, 1998, in order to be eligible to be included in the Company's proxy statement for that meeting.

                                   CONCLUSION

     The Company knows of no other business which will be presented at the Annual Meeting. However, if other matters properly come before the meeting, it is the intention of the Proxy Agents to vote upon such matters in accordance with their good judgment in such matters.

                                          By Order of the Board of Directors

                                          LOGO
                                          Jordan B. Allen
                                          Executive Vice President, General
                                          Counsel
                                          and Secretary

April 29, 1998
Chicago, Illinois

                                                                      AMCV-PS-98

                                    PROXY

                         AMERICAN CLASSIC VOYAGES CO.

              TWO NORTH RIVERSIDE PLAZA, CHICAGO, ILLINOIS 60606

      THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 3, 1998


     This undersigned hereby appoints SAMUEL ZELL and PHILIP C. CALIAN, or either of them, with individual power of substitution, proxies to vote all shares of Common Stock of American Classic Voyages Co. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held in Chicago, Illinois, on June 3, 1998 and any adjournment thereof regarding the following:

        1. Authority to vote for the election as directors of the group of eight nominees proposed by the Board of Directors listed below:
           Philip C. Calian, Arthur A. Greenberg, Jerry R. Jacob, Emanuel L. Rouvelas, Mark Slezak, Joseph P. Sullivan, Jeffrey N. Watanabe and Samuel Zell

        2. In their discretion, the Proxy Agents are authorized to vote such other matters as may properly come before the meeting.


     You are encouraged to specify your choices by marking the appropriate boxes ON THE REVERSE SIDE. If you do not mark any boxes, your proxy will be voted in accordance with the Board of Directors' recommendations. The Proxy Agents cannot vote your shares unless you sign and return this card.

-----------                                                       -----------
SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
   SIDE                                                              SIDE
-----------                                                       -----------


[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.


This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the Proxy will be voted FOR election of the director nominees proposed by the Board of Directors and listed on the other side.


1. Election of Directors (see reverse).                          2.  In their discretion, the Proxy Agents are authorized to vote upon such other matters as may properly come before the
                      FOR           WITHHELD                         meeting.
                      [  ]            [  ]

[  ] _______________________________________________
     For all nominees except as noted above



                                                                 MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT         [  ]

                                                                 Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


Signature:_____________________________Date:________________________   Signature:_________________________Date:____________________